Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Dori White, Investor Relations
631-773-5819
dori.white@falconstor.com

FalconStor Software Announces Fourth Quarter 2016 Results

MELVILLE, N.Y., March 9, 2017 - FalconStor Software, Inc. (NASDAQ: FALC), a market leader in software-defined storage, today announced financial results for its fourth quarter ended December 31, 2016.

"We continue to add new FreeStor® customers and are seeing more existing FalconStor legacy customers switch to FreeStor for all of the benefits that a software-defined solution can provide in today’s transformation of the storage industry," said Gary Quinn, President and CEO. "Although sales of our FreeStor offering continue to grow at respectable growth rates, we are seeing our legacy customer base move from our traditional backup solutions to modern backup solutions and this trend has not yet been eclipsed by the success of FreeStor."

Business Highlights:

•
The Company added 10 new customers or conversion customers from the install base utilizing the FreeStor subscription model during Q4 2016 and 39 new customers or conversion customers from the install base utilizing the FreeStor technology perpetual license model during Q4 2016. We now have almost 400 customers using our FreeStor platform, not including the customers of our MSP and OEM partners.

•	The Company's FY 2016 FreeStor platform bookings increased 73% from FY 2015 results.

•	FreeStor MSP subscription bookings increased 370% in FY 2016 as compared with FY 2015 results.

•	FreeStor Enterprise subscription bookings increased 860% in FY 2016 as compared with FY 2015 results.

•	FreeStor technology OEMs achieved their first year annual commitments and bookings increased 12% in FY 2016 as compared with FY 2015 results.

•	FreeStor technology perpetual license business, excluding the OEM business, bookings increased 4% in FY 2016 as compared with FY 2015 results.

•	Customers who purchased FreeStor or the FreeStor Technology during FY 2015 expanded their storage capacity by 22% during FY 2016.

•	Customers who purchased the FreeStor subscription model during FY 2015 expanded their storage capacity by 16% during FY 2016.

•	Enterprise customers who purchased the FreeStor technology during FY 2015 expanded their storage capacity by 12% during FY 2016.

•	OEM customers who purchased the FreeStor technology during FY 2015 expanded their storage capacity by 55% during FY 2016.

•
During October 2016, the Company delivered the latest enhancements to its FreeStor platform which included new primary instance only pricing, public cloud connectors (AWS, Azure, Oracle Cloud, Aliyun, Huawei), enhanced Core-to-Edge Analytics, Unified Client Management, improved secure multi-tenancy, external security (A.D. and LDAP), and numerous performance optimizations.

•	During October 2016, FreeStor achieved VMWare Metro Storage Cluster Certification.

•
During October 2016, FreeStor won product-of-the-year from the CloudHosting Awards. Since its release, FreeStor has won 11 software-defined storage (SDS) product-of-the-year awards at various leading industry publications, including three publications servicing the Asia markets and six publications servicing the European marketplace and two publications in the Americas.

•
During November 2016, we announced the general availability of version 9.0 of our Continuous Data Protection, Network Storage Server and Optimized Backup and Deduplication products. We continue to support our legacy customers and look to convert them to FreeStor, but this will most likely be the last major release for the legacy products with minor releases still planned as well as compatibility with infrastructure updates.

•
During December 2016, the Company's Board of Directors appointed Barry A. Rudolph and William Miller to the Board. Industry veteran Mr. Rudolph brings extensive technology industry experience, having previously served as vice president of a number of key business units at IBM, including networking and storage, during a successful 32-year career within the business. Mr. Miller, CEO of X-IO Technologies, joins FalconStor with over 35 years of experience as a venture investor, entrepreneur, sales executive and engineer.

•
During the quarter, the Company received delisting notices from NASDAQ and if our stock price continues to trade below $1.00 per share or the market value of our common stock continues to be below $35 million, our common stock will be delisted from NASDAQ.

•
As of December 31, 2016, the Company was not in compliance with the financial covenants of the Series A redeemable convertible preferred stock, which are mutually agreed to annually, for two consecutive quarters. The breach provides the Series A redeemable convertible preferred stockholder with the right to require the Company to redeem any of the Series A redeemable convertible preferred stock at the greater of 100% of the stated value plus accrued and unpaid dividends or the product of the number of shares of common stock underlying the Series A redeemable convertible preferred stock and the closing price of the Company's common stock as of December 31, 2016. To date, the holder of the Series A redeemable convertible preferred stock has neither exercised nor waived this right and accordingly this right may be exercised at any time. In addition, the holder of the Series A redeemable convertible preferred stock may force a redemption any time subsequent to August 5, 2017.

Financial Highlights:

•	Total revenues for Q4 2016 were $7.4 million, compared with $7.3 million in Q3 2016 and $9.4 million in Q4 2015.

•	Total bookings for Q4 2016 were $8.4 million, compared with $5.5 million in Q3 2016 and $10.0 million in Q4 2015.

◦	Ratable bookings in Q4 2016 were 87% of total bookings, compared with 84% in Q3 2016 and 80% in Q4 2015.

◦	Ratable product bookings in Q4 2016 were 75% of total product bookings, compared with 65% in Q3 2016 and 49% in Q4 2015.

•	Total cash & cash equivalents and marketable securities as of December 31, 2016 was $3.4 million, compared with $13.4 million as of December 31, 2015.

•
Non-GAAP expenses decreased 9%, compared with Q3 2016 and decreased 24% compared with Q4 2015. Non-GAAP expenses totaled $8.1 million in Q4 2016, compared with $8.9 million in Q3 2016 and $10.7 million in Q4 2015. The Company is projecting a decrease of approximately 30% in overall expenses in 2017 compared with 2016.

•	Non-GAAP gross margins were 74% in Q4 2016, compared with 72% in Q3 2016 and 77% in Q4 2015.

Financials

Total revenue for the fourth quarter of 2016 was $7.4 million compared with $9.4 million in the same period a year ago. Cost of revenue was $1.9 million for the fourth quarter of 2016, compared with $2.2 million in the same period a year ago. Operating expenses were $6.1 million for the fourth quarter of 2016, compared with $9.2 million in the same period a year ago. GAAP loss from operations for the fourth quarter of 2016 was $0.6 million, compared with $2.0 million in the same period a year ago. Included in our operating results for the three months ended December 31, 2016 and 2015 was income of $0.1 million and expense of $0.8 million of share-based compensation income/expense, respectively. GAAP net loss for the quarter was $1.2 million, compared with $1.9 million in the same period a year ago. Included in our net loss for the three months ended December 31, 2016 was an income tax provision of $0.2 million and an income tax benefit of less than $0.1 million in the same period a year ago. GAAP net loss attributable to common stockholders for the fourth quarter of 2016, which includes the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and the accrual of Series A redeemable convertible preferred stock dividends, was $2.1 million, or $0.05 per diluted share, compared with $2.3 million, or $0.06 per diluted share, for the same period a year ago.

Non-GAAP loss from operations was $0.7 million for the fourth quarter of 2016, compared with $1.3 million for the same period a year ago. Non-GAAP net loss was $1.3 million, or $0.03 per diluted share, in the fourth quarter of 2016, compared with $1.2 million, or $0.03 per diluted share for the same period a year ago. Non-GAAP results exclude the effects of stock-based compensation and the effects of our Series A redeemable convertible preferred stock.

Total revenue for the twelve months ended December 31, 2016 was $30.3 million compared with $48.6 million in the same period a year ago. Included in total revenue for the twelve months ended December 31, 2015 was $11.3 million of revenue associated with our joint-development agreement which did not repeat in 2016. Cost of revenue was $8.3 million for the twelve months ended December 31, 2016, compared with $9.7 million in the same period a year ago. Operating expenses were $32.3 million for the twelve months ended December 31, 2016, compared with $40.2 million in the same period a year ago. GAAP loss from operations for the twelve months ended December 31, 2016 was $10.3 million, compared with $1.3 million in the prior year. Included in the operating results for the twelve months ended December 31, 2016 and 2015 were; (i) $2.3 million and $1.9 million of share-based compensation expense, respectively; and (ii) $0.2 million of restructuring costs in both periods. GAAP net loss for the twelve months ended December 31, 2016 was $11.0 million compared with $1.9 million for the prior year. Included in our net loss for the twelve months ended December 31, 2016 and 2015 was an income tax provision of $0.6 million and $0.4 million, respectively. GAAP net loss attributable to common stockholders for the twelve months ended December 31, 2016 and 2015 was $13.0 million, or $0.30 per diluted share, compared with $3.3 million, or $0.08 per diluted share, for the prior year.

Non-GAAP loss from operations was $7.8 million for the twelve months ended December 31, 2016, compared with non-GAAP income from operations of $0.8 million for the prior year. Non-GAAP net loss was $8.5 million, or $0.20 per diluted share, for the twelve months ended December 31, 2016, compared with non-GAAP net income of $0.2 million, or $0.00 per diluted share, for the prior year.

The Company closed the quarter with $3.4 million in cash and cash equivalents. Cash flow used in operations for the twelve months ended December 31, 2016 was $9.4 million compared with $6.3 million during the prior year. Deferred revenue at December 31, 2016 was $23.7 million, compared with $25.7 million at December 31, 2015.

Conference Call
The Company will host a conference call to discuss its financial results on Thursday, March 9, 2017 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-888-256-1030
International: +1-913-312-1472
Conference ID: 2910776

To view the presentation, please copy and paste the following link into your browser and register for this meeting. Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/falconstor/j.php?RGID=r3385410c95fc9b4bc71cfcdba535e601

Meeting: FalconStor Q4 2016 Earnings
Meeting Password: Q4numbers16
Meeting Number: 793 433 874

If you are unable to register via the Internet, please contact Dori White, Investor Relations at 631-773-5819 or dori.white@falconstor.com

A conference call replay will be available beginning March 9, 2017 at 7:30 p.m. EDT through 7:30 p.m. EDT on March 16, 2017. To listen to the replay of the call, dial toll free: 1-888-203-1112 or International: +1-719-457-0820, passcode: 2910776.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) costs associated with the Company’s class action and derivative lawsuits, government investigations, and related legal fees, (ii) restructuring costs, (iii) effects of our Series A redeemable convertible preferred stock, and (iv) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software
FalconStor Software, Inc. (NASDAQ: FALC) is a leading software-defined storage company offering a converged data services software platform that is hardware agnostic. Our open, integrated flagship solution FreeStor® reduces vendor lock-in and gives enterprises the freedom to choose the applications and hardware components that make the best sense for their business. We empower organizations to modernize their data center with the right performance, in the right location, all while protecting existing investments. FalconStor’s mission is to maximize data availability and system uptime to ensure nonstop business productivity while simplifying data management to reduce operational costs. Our award-winning solutions are available and supported worldwide by OEMs as well as leading service providers, system integrators, resellers and FalconStor. The Company is headquartered in Melville, N.Y. with offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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# # #

This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; intellectual property issues; the enforcement of any rights that the holder of our Series A redeemable convertible preferred stock has under the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor, FalconStor Software, FreeStor and Intelligent Abstraction are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,391,528	$6,013,382
Marketable securities	—	7,420,042
Accounts receivable, net	5,003,972	6,635,262
Prepaid expenses and other current assets	1,245,085	1,742,668
Inventory	6,181	70,534
Deferred tax assets, net	—	205,816
Total current assets	9,646,766	22,087,704
Property and equipment, net	1,174,942	1,565,932
Deferred tax assets, net	577,735	110,060
Software development costs, net	547,558	1,116,816
Other assets, net	973,949	1,139,377
Goodwill	4,150,339	4,150,339
Other intangible assets, net	209,456	256,137
Total assets	$17,280,745	$30,426,365
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$419,877	$1,005,944
Accrued expenses	4,471,010	6,783,514
Deferred tax liabilities, net	—	89,343
Deferred revenue, net	15,236,123	16,553,519
Total current liabilities	20,127,010	24,432,320
Other long-term liabilities	1,170,844	735,089
Deferred tax liabilities, net	254,776	27,069
Deferred revenue, net	8,430,692	9,122,289
Total liabilities	29,983,322	34,316,767
Commitments and contingencies
Series A redeemable convertible preferred stock	9,000,000	7,818,554
Total stockholders' deficit	(21,702,577)	(11,708,956)
Total liabilities and stockholders' deficit	$17,280,745	$30,426,365

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue:
Product revenue	$2,650,901	$3,470,274	$10,116,897	$24,847,724
Support and services revenue	4,785,353	5,925,026	20,146,449	23,723,267
Total revenue	7,436,254	9,395,300	30,263,346	48,570,991
Cost of revenue:
Product	222,213	323,843	932,446	1,942,985
Support and service	1,676,129	1,863,312	7,351,857	7,739,149
Total cost of revenue	1,898,342	2,187,155	8,284,303	9,682,134
Gross profit	$5,537,912	$7,208,145	$21,979,043	$38,888,857
Operating expenses:
Research and development costs	2,227,278	3,059,879	11,702,956	12,787,606
Selling and marketing	2,533,442	4,216,300	13,918,493	18,021,989
General and administrative	1,369,840	1,971,790	6,470,579	9,181,289
Investigation, litigation, and settlement related costs	—	—	—	8,842
Restructuring costs	—	—	177,389	172,995
Total operating expenses	6,130,560	9,247,969	32,269,417	40,172,721
Operating loss	(592,648)	(2,039,824)	(10,290,374)	(1,283,864)
Interest and other (loss) income, net	(386,610)	70,014	(121,213)	(269,954)
Loss before income taxes	(979,258)	(1,969,810)	(10,411,587)	(1,553,818)
Provision (benefit) for income taxes	211,869	(28,193)	587,207	375,543
Net loss	$(1,191,127)	$(1,941,617)	$(10,998,794)	$(1,929,361)
Less: Accrual of Series A redeemable convertible preferred stock dividends	195,904	196,727	777,890	765,203
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	668,177	156,670	1,181,446	587,613
Net loss attributable to common stockholders	$(2,055,208)	$(2,295,014)	$(12,958,130)	$(3,282,177)
Basic net loss per share attributable to common stockholders	$(0.05)	$(0.06)	$(0.30)	$(0.08)
Diluted net loss per share attributable to common stockholders	$(0.05)	$(0.06)	$(0.30)	$(0.08)
Weighted average basic shares outstanding	43,818,413	41,356,757	43,091,878	41,093,644
Weighted average diluted shares outstanding	43,818,413	41,356,757	43,091,878	41,093,644

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
GAAP loss from operations	$(592,648)	$(2,039,824)	$(10,290,374)	$(1,283,864)
Non-cash stock option expense (1)	(63,944)	756,430	2,328,218	1,929,377
Legal related costs (3)	—	—	—	8,842
Restructuring costs (4)	—	—	177,389	172,995
Non-GAAP (loss) income from operations	$(656,592)	$(1,283,394)	$(7,784,767)	$827,350

GAAP net loss attributable to common stockholders	$(2,055,208)	$(2,295,014)	$(12,958,130)	$(3,282,177)
Non-cash stock option expense, net of income taxes (2)	(63,944)	756,430	2,328,218	1,929,377
Legal related costs (3)	—	—	—	8,842
Restructuring costs (4)	—	—	177,389	172,995
Effects of Series A redeemable convertible preferred stock (5)	864,081	353,397	1,959,336	1,352,816
Non-GAAP net (loss) income	$(1,255,071)	$(1,185,187)	$(8,493,187)	$181,853

GAAP gross margin	74%	77%	73%	80%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin	74%	77%	73%	80%

GAAP gross margin - Product	92%	91%	91%	92%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	92%	91%	91%	92%

GAAP gross margin - Support and Service	65%	69%	64%	67%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Support and Service	65%	69%	64%	68%

GAAP operating margin	(8%)	(22%)	(34%)	(3%)
Non-cash stock option expense (1)	(1%)	8%	8%	4%
Legal related (benefits) costs (3)	0%	0%	0%	0%
Restructuring costs (4)	0%	0%	1%	0%
Non-GAAP operating margin	(9%)	(14%)	(26%)	2%

GAAP Basic EPS	$(0.05)	$(0.06)	$(0.30)	$(0.08)
Non-cash stock option expense, net of income taxes (2)	0.00	0.02	0.05	0.05
Legal related (benefits) costs (3)	0.00	0.00	0.00	0.00
Restructuring costs (4)	0.00	0.00	0.00	0.00
Effects of Series A redeemable convertible preferred stock (5)	0.02	0.01	0.05	0.03
Non-GAAP Basic EPS	$(0.03)	$(0.03)	$(0.20)	$0.00

GAAP Diluted EPS	$(0.05)	$(0.06)	$(0.30)	$(0.08)
Non-cash stock option expense, net of income taxes (2)	0.00	0.02	0.05	0.04
Legal related (benefits) costs (3)	0.00	0.00	0.00	0.00
Restructuring costs (4)	0.00	0.00	0.00	0.00
Effects of Series A redeemable convertible preferred stock (5)	0.02	0.01	0.05	0.03
Non-GAAP Diluted EPS	$(0.03)	$(0.03)	$(0.20)	$0.00

Weighted average basic shares outstanding (GAAP and as adjusted)	43,818,413	41,356,757	43,091,878	41,093,644
Weighted average diluted shares outstanding (GAAP)	43,818,413	41,356,757	43,091,878	41,093,644
Weighted average diluted shares outstanding (as adjusted)	43,818,413	41,356,757	43,091,878	42,906,072

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Cost of revenues - Product	$—	$—	$—	$—
Cost of revenues - Support and Service	(4,618)	18,419	80,903	98,776
Research and development costs	1,229	577,355	1,653,336	806,348
Selling and marketing	9,502	60,632	241,481	285,787
General and administrative	(70,057)	100,024	352,498	738,466
Total non-cash stock based compensation expense	$(63,944)	$756,430	$2,328,218	$1,929,377

(2)
Represents the effects of non-cash stock-based compensation expense recognized in accordance with the FASB Accounting Standards Codification, Topic 718, net of related income tax effects. For the three and twelve months ended December 31, 2016 and 2015, the tax expense for both GAAP and Non-GAAP basis approximate the same amount. Included in share-based compensation expense for the twelve months ended December 31, 2016 and 2015 was $1.5 million and $0.5 million, respectively, related to costs associated with our exclusive source code license and development agreement which were paid through the issuance of our common stock.

(3)	Legal related costs represent expenses/gains in connection with the Company’s investigations, litigation and settlement related costs for each respective period presented.

(4)	Represents restructuring costs which were incurred during each respective period presented.

(5)	Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and accrual of Series A redeemable convertible preferred stock dividends.